Exhibit 10.2
AMENDMENT
TO
COGNEX CORPORATION
1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
A. The Cognex Corporation 1998 Non-Employee Director Stock Option Plan (the “Plan”) is hereby amended by adding the following sentence at the end of Section 2:
“Notwithstanding the foregoing, the number of shares of Common Stock otherwise available for issuance under this Plan is hereby reduced by 10,250 shares.”
B. Except as otherwise amended herein, the Plan is confirmed in all other respects.
C. This Amendment is effective as of July 26, 2007.
     Executed this 14th day of August, 2007, by and on behalf of Cognex Corporation by its duly authorized officer.

COGNEX CORPORATION
By:	/s/ Anthony J. Medaglia, Jr.
Anthony J. Medaglia, Jr.
Secretary